UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2010

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Indemnification Agreements

On August 11, 2010, a duly authorized Special Committee of the Board of Directors of Occam Networks, Inc. (the “Company”) approved a form of Amendment to Indemnification Agreement (the “Amendment”), and authorized the Company to amend the indemnification agreements (the “Indemnification Agreements”) between the Company and two of its directors, Robert B. Abbott and Steven M. Krausz, pursuant to the Amendment.

The Amendment clarifies, consistent with the original intent of Indemnification Agreements, that the Company’s indemnification obligations to Messrs. Abbott and Krausz under the Indemnification Agreements are primary relative to the indemnification obligations of each director’s respective venture capital firm.

The foregoing description of the Amendment and the parties’ rights and obligations thereunder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached as Exhibit 10.21 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
10.21	Form of Amendment to Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010		Occam Networks, Inc.

	By:	/s/ Jeanne Seeley
Jeanne Seeley
Senior Vice President and Chief Financial Officer

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